Exhibit 99.1

Press Release

FOR RELEASE: October 18, 2023

Apogee Enterprises Announces Leadership Transition

MINNEAPOLIS, MN, October 18, 2023 – Apogee Enterprises, Inc. (Nasdaq: APOG) today announced a transition in its segment leadership. Effective immediately, Brent C. Jewell will assume the role of President of Apogee’s Architectural Glass Segment. Brent will succeed Nick C. Longman, who has concurrently been named President of Apogee’s Architectural Framing Systems Segment.

“This leadership transition comes two years into the execution of Apogee’s new enterprise strategy, over which time the Glass and Framing Systems Segments have achieved significant operational and financial improvements,” said Ty R. Silberhorn, Chief Executive Officer. “This transition will align Brent and Nick’s leadership strengths with the business needs of the two segments as we continue to advance our strategy. The move will also provide both leaders the opportunity to further their professional development, strengthening the company’s talent bench.”

Mr. Silberhorn continued, “I would like to recognize Brent and Nick for the tremendous success that Framing Systems and Glass have achieved under their leadership. This change will provide renewed focus and energy as we build on this record of success, driving continued profitable growth in the years ahead.”

Brent C. Jewell has served as President of Apogee’s Architectural Framing Systems Segment since August 2019. He joined Apogee in 2018 as Senior Vice President, Business Development and Strategy. In that role he led efforts to develop Apogee’s business strategy and was responsible for implementing increased cross-business collaboration to drive top-line growth. Before joining Apogee, Brent spent seven years at Valspar, a global leader in the coatings industry, where he held senior level positions in their General Industrial Americas and North America Wood Coatings divisions. Before Valspar, Brent held senior level positions in sales, marketing and general management at NewPage, a leading manufacturer of coated printing and specialty papers.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Nick C. Longman joined Apogee as President of the Architectural Glass Segment in 2021. He came to Apogee with a strong track record of leading businesses across multiple industries, with experience executing successful growth strategies while driving significant improvements in operational performance. Before joining Apogee, Nick was Chief Executive Officer for Harvey Building Products, a manufacturer and distributor of replacement and new construction windows, doors, and accessory products. Prior to Harvey, he held functional and businesses leadership roles at Colfax, Rexnord Corporation, and Danaher Corporation.

About Apogee Enterprises, Inc.

Apogee Enterprises, Inc. (Nasdaq: APOG) is a leading provider of architectural products and services for enclosing buildings, and high-performance glass and acrylic products used for preservation, energy conservation, and enhanced viewing. Headquartered in Minneapolis, MN, our portfolio of industry-leading products and services includes high-performance architectural glass, windows, curtainwall, storefront and entrance systems, integrated project management and installation services, as well as value-added glass and acrylic for custom picture framing and displays. For more information, visit www.apog.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should” and similar expressions are intended to identify “forward-looking statements.” These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements are subject to significant risks that could cause actual results to differ materially from the expectations reflected in the forward-looking statements. More information concerning potential factors that could affect future financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended February 25, 2023 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact:

Jeff Huebschen

Vice President, Investor Relations & Communications

952.487.7538

ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com